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                                                                      Exhibit 10



                              TAX SHARING AGREEMENT


                                     BETWEEN


                           IVEX PACKAGING CORPORATION


                                       AND


                         PACKAGING DYNAMICS CORPORATION




                                  JULY 1, 2002



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                                TABLE OF CONTENTS

                                                                            PAGE

                              ARTICLE I DEFINITIONS

Section 1.1       Code........................................................1

Section 1.2       Distribution Agreement......................................1

Section 1.3       Distribution Date...........................................1

Section 1.4       Distribution................................................2

Section 1.5       Final Determination.........................................2

Section 1.6       Indemnified Party...........................................2

Section 1.7       Indemnifying Party..........................................2

Section 1.8       IRS.........................................................2

Section 1.9       Ivex Consolidated Group.....................................2

Section 1.10               Ivex Consolidated Return Period....................2

Section 1.11               Ivex Consolidated Return...........................3

Section 1.12               Ivex Consolidated Tax Liability....................3

Section 1.13               Merger Agreement...................................3

Section 1.14               Merger.............................................3

Section 1.15               Packaging Dynamics.................................3

Section 1.16               PD Letter Agreement................................3

Section 1.17               Person.............................................3

Section 1.18               Post-Distribution Taxable Period...................3

Section 1.19               Pre-Distribution Taxable Period....................3

Section 1.20               Proceeding.........................................3

Section 1.21               Refund.............................................3

Section 1.22               Straddle Period....................................3

Section 1.23               Subsidiary.........................................3

Section 1.24               Tax Benefit........................................4

Section 1.25               Tax Item...........................................4

Section 1.26               Tax Liability......................................4

Section 1.27               Tax Return.........................................4

Section 1.28               Tax................................................4

Section 1.29               Taxing Authority...................................4


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Section 1.30               Treasury Regulation................................4

        ARTICLE II PREPARATION AND FILING OF TAX RETURNS; PAYMENT OF TAX

Section 2.1       Tax Returns of Ivex.........................................4

Section 2.2       Tax Liability...............................................5

Section 2.3       Packaging Dynamics Separate Returns and Tax Liability.......5

                      ARTICLE III INDEMNIFICATION FOR TAXES

Section 3.1       Indemnification by Ivex.....................................5

Section 3.2       Indemnification by Packaging Dynamics.......................6

                             ARTICLE IV TAX CONTESTS

Section 4.1       Notification................................................6

Section 4.2       Proceedings Involving Ivex..................................6

                  ARTICLE V REFUNDS AND TAX SHARING AGREEMENTS

Section 5.1       Refunds.....................................................7

Section 5.2       Tax Sharing Agreements......................................8

Section 5.3       Compensation Deductions.....................................8

               ARTICLE VI COOPERATION AND EXCHANGE OF INFORMATION

Section 6.1       Cooperation.................................................8

Section 6.2       Retention of Records........................................9

                              ARTICLE VII PAYMENTS

Section 7.1       Method of Payment..........................................10

Section 7.2       Interest...................................................10

Section 7.3       Characterization of Payments...............................10

Section 7.4       Time of Indemnification Payment............................11

                      ARTICLE VIII MISCELLANEOUS PROVISIONS

Section 8.1       Entire Agreement...........................................11

Section 8.2       Governing Law..............................................11

Section 8.3       Notices....................................................11

Section 8.4       Amendment..................................................11

Section 8.5       Counterparts...............................................11

Section 8.6       Binding Effect; Assignment.................................11

Section 8.7       Severability...............................................12

Section 8.8       Waiver of Breach...........................................12


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Section 8.9       Amendment and Execution....................................12

Section 8.10               Authority.........................................12

Section 8.11               Descriptive Headings..............................12

Section 8.12               Gender and Number.................................12

Section 8.13               Additional Assurances.............................13

Section 8.14               Force Majeure.....................................13


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                              TAX SHARING AGREEMENT

                  This Tax Sharing Agreement (this "Agreement") is entered into as of July 1, 2002, by and between Ivex Packaging Corporation, a Delaware corporation ("Ivex"), and Packaging Dynamics Corporation, a Delaware corporation and wholly-owned subsidiary of Ivex ("Packaging Dynamics"). Ivex and Packaging Dynamics are sometimes referred to herein individually as a "party" or collectively as the "parties."

                                    RECITALS

                  WHEREAS, pursuant to an Agreement and Plan of Merger dated March 18, 2002 (the "Merger Agreement") by and between Ivex, Alcoa Inc., a Pennsylvania corporation ("Alcoa"), and AI Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Alcoa, Alcoa will acquire all of the outstanding stock of Ivex by merging AI Merger Sub Inc. with and into Ivex (the "Merger");

                  WHEREAS, as a condition of, and immediately prior to, the Merger, Ivex will declare a pro rata distribution to its stockholders of all of the capital stock of Packaging Dynamics (the "Distribution");

                  WHEREAS, at the close of the business on the date the Distribution is effective, Packaging Dynamics will cease to be a member of the Ivex Consolidated Group (as defined below); and

                  WHEREAS, as a result of the Distribution the parties hereto wish to provide for the payment of Taxes (as defined herein) and entitlement to refunds thereof, allocate responsibility and provide for cooperation in connection with the filing of returns in respect of Taxes, and provide for certain other matters relating to Taxes.

                  NOW, THEREFORE, in consideration of the agreements herein contained and intending to be legally bound hereby, Ivex and Packaging Dynamics hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  For the purpose of this Agreement the following capitalized terms are defined in this Article I.

                  Section 1.1 Code. "Code" means the Internal Revenue Code of 1986, as amended.

                  Section 1.2 Distribution Agreement. "Distribution Agreement" means the Distribution Agreement dated as of March 18, 2002 between the parties.

                  Section 1.3 Distribution Date. "Distribution Date" has the meaning set forth in Section 1.01 of the Distribution Agreement.


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                  Section 1.4 Distribution. "Distribution" has the meaning set forth in the Recitals hereof.

                  Section 1.5 Final Determination. "Final Determination" means the final resolution of liability for any Tax, which resolution may be for a specific issue or adjustment or for a taxable period: (i) by Internal Revenue Service Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of a state or local Taxing Authority, except that a Form 870 or 870-AD or comparable form shall not constitute a Final Determination to the extent that it reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for Refund or the right of the Taxing Authority to assert a further deficiency in respect of such issue or adjustment or for such taxable period (as the case may be); (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or a comparable agreement under the laws of a state or local Taxing Authority; (iv) by any allowance of a Refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such Refund may be recovered (including by way of offset) by the jurisdiction imposing such Tax; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the parties.

                  Section 1.6 Indemnified Party. "Indemnified Party" means any Person seeking indemnification pursuant to the provisions of this Agreement.

                  Section 1.7 Indemnifying Party. "Indemnifying Party" means any party hereto from which any Indemnified Party is seeking indemnification pursuant to the provisions of this Agreement.

                  Section 1.8 IRS. "IRS" means the United States Internal Revenue Service or any successor thereto, including, but not limited to its agents, representatives, and attorneys.

                  Section 1.9 Ivex Consolidated Group. "Ivex Consolidated Group" means Ivex and, with respect to federal Taxes, the other members of the affiliated group of corporations (within the meaning of Section 1504(a) of the Code) of which Ivex was the common parent prior to the Merger, and with respect to state or local Taxes, any other corporations with which Ivex filed or files a consolidated, combined or unitary Tax Return with Ivex as the common parent.

                  Section 1.10 Ivex Consolidated Return Period. "Ivex Consolidated Return Period" means a taxable period that ends on, before, or includes the Distribution Date for which a consolidated, combined or unitary (as applicable) federal, state or local Tax Return is filed or required to be filed by the Ivex Consolidated Group or by a member thereof (except any Tax Return filed or required to be filed by Packaging Dynamics with respect to any Post-Distribution Taxable Period).

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                  Section 1.11 Ivex Consolidated Return. "Ivex Consolidated
Return" has the meaning set forth in Section 2.1(a) of this Agreement.

                  Section 1.12 Ivex Consolidated Tax Liability. "Ivex Consolidated Tax Liability" means the consolidated, combined or unitary Tax Liability of the Ivex Consolidated Group.

                  Section 1.13 Merger Agreement. "Merger Agreement" has the meaning given that term in the Recitals hereof.

                  Section 1.14 Merger. "Merger" has the meaning given that term in the Recitals hereof.

                  Section 1.15 Packaging Dynamics. "Packaging Dynamics" has the meaning set forth in the preamble and shall include for all purposes of this Agreement its Subsidiaries.

                  Section 1.16 PD Letter Agreement. "PD Letter Agreement" has the meaning set forth in Section 1.01 of the Distribution Agreement.

                  Section 1.17 Person. "Person" means any individual, partnership, joint venture, limited liability company, corporation, association, joint stock company, trust, unincorporated organization or similar entity or a governmental authority or any department or agency or other unit thereof.

                  Section 1.18 Post-Distribution Taxable Period.
"Post-Distribution Taxable Period" means a taxable period (and in the case of a Straddle Period, the portion of a taxable period) that, to the extent it relates to Packaging Dynamics and its Subsidiaries, begins after midnight on the Distribution Date.

                  Section 1.19 Pre-Distribution Taxable Period.
"Pre-Distribution Taxable Period" means a taxable period (and in the case of a Straddle Period, the portion of a taxable period) ending before the Distribution Date or at the end of the day on the Distribution Date.

                  Section 1.20 Proceeding. "Proceeding" means any audit or other examination, judicial or administrative proceeding relating to liability for, or Refunds or adjustments with respect to, Taxes.

                  Section 1.21 Refund. "Refund" means any refund of Taxes, including any reduction in Tax Liabilities by means of a credit, offset, use of an overpayment or otherwise.

                  Section 1.22 Straddle Period. "Straddle Period" means any taxable period that begins on or before and ends after the Distribution Date.

                  Section 1.23 Subsidiary. "Subsidiary" has the meaning set forth in Section 1.01 of the Distribution Agreement.

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                  Section 1.24 Tax Benefit. "Tax Benefit" means a reduction in the Tax Liability of a taxpayer (or of the Ivex Consolidated Group) for any taxable period. A Tax Benefit shall be deemed to have been realized or received from a Tax Item in a taxable period only if and to the extent that the Tax Liability of the taxpayer (or of the Ivex Consolidated Group) for such period, after taking into account the effect of the Tax Item on the Tax Liability of such taxpayer in the current period and all prior periods, is more than it would have been if such Tax Liability were determined without regard to such Tax Item.

                  Section 1.25 Tax Item. "Tax Item" means any item of income, gain, loss, deduction or credit, or other attribute that may have the effect of increasing or decreasing any Tax.

                  Section 1.26 Tax Liability. "Tax Liability" means all liabilities for Taxes.

                  Section 1.27 Tax Return. "Tax Return" means any return, report, certificate, filing, statement, questionnaire, declaration, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated tax) required to be supplied to, or filed with, a Taxing Authority or jurisdiction (foreign or domestic) in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

                  Section 1.28 Tax. "Tax" includes any tax, charge, fee, impost, levy or other assessment imposed by any federal, state, local or foreign Taxing Authority, including, but not limited to, income, gross receipts, excise, property, sales, use, license, capital stock, transfer, franchise, payroll, withholding, social security, value added and other taxes, and any interest, penalties or additions attributable thereto.

                  Section 1.29 Taxing Authority. "Taxing Authority" means any governmental authority or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body, whether domestic or foreign, having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

                  Section 1.30 Treasury Regulation. "Treasury Regulation" means the final and temporary (but not proposed) income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                                   ARTICLE II

              PREPARATION AND FILING OF TAX RETURNS; PAYMENT OF TAX

                  Section 2.1 Tax Returns of Ivex.

                       (a) General. Except as provided herein, Ivex shall have sole and exclusive responsibility for the preparation and filing, on a timely basis of all U.S. Federal income Tax Returns, all combined state income Tax Returns and all foreign Tax Returns of each member of the Ivex Consolidated Group for any taxable period that ends on or before


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the Distribution Date (the "Ivex Consolidated Returns") as are required to be filed. Ivex shall have the right to: determine the manner in which all such returns shall be filed; make any elections in connection with any such returns; contest, compromise and settle any adjustments of deficiency proposed, asserted or assessed in connection with any such returns; file, pursue, compromise or settle any claim for refund; and determine whether any refunds to which the Ivex Consolidated Group is entitled shall be paid by way of a refund or credit.

                       (b) Ivex shall allow Packaging Dynamics an opportunity to review and comment upon such Ivex Consolidated Returns to the extent that they relate to the Tax Liability of Packaging Dynamics.

                       (c) To the extent an election, return position, or amendment to a Tax Return filed by Ivex or a member of the Ivex Consolidated Group relates to an item of income, gain, loss or deduction of Packaging Dynamics accruing in a Post-Distribution Taxable Period, Packaging Dynamics and Ivex shall cooperate with each other reasonably and in good faith to determine a mutually acceptable election, return position, or amendment to such Tax Return. Notwithstanding the foregoing, if such election, return position, or amendment to such Tax Return solely affects Packaging Dynamics, such election, return position, or amendment to such Tax Return shall be determined by Packaging Dynamics in its sole discretion, reasonably and in good faith.

                       (d) Packaging Dynamics shall prepare and file all Tax Returns that include solely Packaging Dynamics for all Straddle Periods. Ivex and Packaging Dynamics shall execute such consents, elections and other documents as may be required to provide for the proper filing of each Tax Return relating to a Straddle Period.

                  Section 2.2 Tax Liability. Ivex shall be liable for all Taxes due in respect of all Ivex Consolidated Returns and all Taxes imposed on or with respect to Ivex or any of its Subsidiaries (including, without limitation, Packaging Dynamics) for all Pre-Distribution Taxable Periods.

                  Section 2.3 Packaging Dynamics Separate Returns and Tax Liability. Packaging Dynamics shall be liable for all Taxes of Packaging Dynamics due in respect of all Post-Distribution Taxable Periods.

                                  ARTICLE III

                            INDEMNIFICATION FOR TAXES

                  Section 3.1 Indemnification by Ivex. Except as otherwise provided in this Article III, Ivex shall indemnify and hold Packaging Dynamics and its successors and assigns harmless from and against (i) the Ivex Consolidated Tax Liability, including any Taxes that are imposed on Ivex, any member of the Ivex Consolidated Group or Packaging Dynamics as a result (in whole or in part) of the Distribution, (ii) any liability for Taxes as a result of Treasury Regulation Section 1.1502-6 or any analogous or similar provision under state or local law or regulation, of any Person which is or has ever been a member of the Ivex Consolidated Group, (iii) all Tax Liabilities that Ivex is required to pay under Article II


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hereof, and (iv) any costs and expenses related to any of the foregoing
(including, without limitation, reasonable legal, accounting, appraisal, consulting or similar fees and expenses), provided, however, that this Section
3.1 shall not apply to any portion of the Tax Liability of Packaging Dynamics described in Section 3.2 hereof.

                  Section 3.2 Indemnification by Packaging Dynamics. In the Post-Distribution Taxable Period, Packaging Dynamics shall indemnify and hold each member of the Ivex Consolidated Group (other than Packaging Dynamics) harmless from and against (i) all Tax Liabilities that Packaging Dynamics is required to pay under Article II hereof, and (ii) any costs and expenses related to any of the foregoing (including, without limitation, reasonable legal, accounting, appraisal, consulting or similar fees and expenses).

                                   ARTICLE IV

                                  TAX CONTESTS

                  Section 4.1 Notification. Packaging Dynamics shall promptly upon receipt of notice thereof notify Ivex in writing of any communication with respect to any pending or threatened Proceeding in connection with a Tax Liability (or an issue related thereto) for which Ivex may be responsible pursuant to this Agreement. Packaging Dynamics shall include with such notification (and thereafter provide to Ivex) a true, correct and complete copy of any written communication, and an accurate and complete written summary of any oral communication, received by Packaging Dynamics with respect to any such Proceeding. The failure of Packaging Dynamics to timely forward such notification or further communication in accordance with the immediately preceding sentence shall not relieve Ivex of its obligation to pay such Tax Liability or indemnify Packaging Dynamics therefor, except and to the extent that the failure to timely forward such notification or further communication actually prejudices the ability of Ivex to contest such Tax Liability or increases the amount of such Tax Liability. Similarly, Ivex shall promptly upon receipt of notice thereof notify Packaging Dynamics in writing of any communication with respect to any pending or threatened Proceeding in connection with a Tax Liability (or an issue related thereto) for which Packaging Dynamics may be responsible pursuant to this Agreement. Ivex shall include with such notification (and thereafter provide to Packaging Dynamics) a true, correct and complete copy of any written communication, and an accurate and complete written summary of any oral communication, received by Ivex with respect to any such Proceedings. The failure of Ivex to timely forward such notification or further communication in accordance with the immediately preceding sentence shall not relieve Packaging Dynamics of its obligation to pay such Tax Liability or indemnify Ivex therefor, except and to the extent that the failure to timely forward such notification or further communication actually prejudices the ability of Packaging Dynamics to contest such Tax Liability or increases the amount of such Tax Liability.

                  Section 4.2 Proceedings Involving Ivex. Except as limited in
Section 4.2(a), (b), (c), and (d), Ivex (or such member of the Ivex Consolidated Group as Ivex shall designate) shall be entitled to control, settle, contest and designate counsel with respect to any Proceeding with respect to a Tax Return filed by Ivex or a member of the Ivex


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Consolidated Group or which Proceeding relates to items for which Ivex is responsible hereunder, and Ivex shall have the right to resolve any such Proceeding in its sole discretion.

                       (a) Ivex shall allow Packaging Dynamics and its counsel to participate at its own expense in any Proceeding relating to a Tax Return filed for a Ivex Consolidated Return Period, solely to the extent that such Proceeding relates to Tax for which Packaging Dynamics would be liable under
Section 2.3 hereof. Packaging Dynamics shall have the sole authority to determine whether any such Proceeding relates to Tax for which Packaging Dynamics would be liable under Section 2.3 hereof, which authority shall be exercised by Packaging Dynamics reasonably and in good faith;

                       (b) Subject to Section 4.2(a), to the extent an election, return position, or amendment to a Tax Return filed by Ivex or a member of the Ivex Consolidated Group relates to an item of income, gain, loss or deduction of Packaging Dynamics accruing in a Post-Distribution Taxable Period, Packaging Dynamics and Ivex shall cooperate with each other reasonably and in good faith to determine a mutually acceptable election, return position, or amendment to such Tax Return. Notwithstanding the foregoing, if such election, return position, or amendment to such Tax Return solely affects Packaging Dynamics, such election, return position, or amendment to such Tax Return shall be determined by Packaging Dynamics in its sole discretion reasonably and in good faith;

                       (c) Packaging Dynamics shall be entitled to control, settle, contest and designate counsel with respect to any Proceeding with respect to a Tax Return that includes solely Packaging Dynamics and relates solely to items for which Packaging Dynamics is responsible hereunder, and Packaging Dynamics shall have the right to resolve any such Proceedings in its sole discretion.

                       (d) Packaging Dynamics shall allow Ivex and its counsel to participate at its own expense in any Proceeding relating to a Tax Return filed by Packaging Dynamics, to the extent that such Proceeding relates to Tax for which Ivex would be liable under this Agreement. Ivex shall have the sole authority to determine whether any such Proceeding relates to Tax for which Ivex would be liable under this Agreement, which authority shall be exercised by Ivex reasonably and in good faith.

                                   ARTICLE V

                       REFUNDS AND TAX SHARING AGREEMENTS

                  Section 5.1 Refunds. Except as set forth in this Section 5.1, Ivex shall be entitled to all Refunds (and any interest thereon received from the applicable Taxing Authority) in respect of Taxes for all Ivex Consolidated Returns or Taxes which relate to items for which Ivex is responsible hereunder. Packaging Dynamics shall be entitled to all Refunds (and any interest thereon received from the applicable Taxing Authority) in respect of (i) Taxes paid by Packaging Dynamics for all Post-Distribution Taxable Periods and (ii) any Tax Returns filed by Packaging Dynamics pursuant to this Agreement. A party receiving a Refund to which another party is entitled pursuant to this Section
5.1 shall pay the amount to which such other party is entitled within ten (10) days after such Refund is received or used, as the case may be. Ivex shall be permitted to file, and Packaging Dynamics shall fully cooperate with Ivex in connection with, any claim for Refund in respect of a Tax for which any member of the Ivex Consolidated Group is responsible hereunder.

                  Section 5.2 Tax Sharing Agreements. Any tax sharing agreement (other than this Agreement) that includes Ivex or any member of the Ivex Consolidated Group, on the one hand, and Packaging Dynamics on the other hand shall be terminated as of the Distribution Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

                  Section 5.3 Compensation Deductions. Ivex (or the appropriate member of the Ivex Consolidated Group) shall claim all Tax deductions arising by reason of the exercise of options on, or receipt or vesting of restricted shares of, Ivex stock.

                                   ARTICLE VI

                     COOPERATION AND EXCHANGE OF INFORMATION

                  Section 6.1 Cooperation.

                       (a) Packaging Dynamics, on behalf of itself and each of its affiliates, agrees to provide Ivex (or its designee), at Ivex's expense, with such cooperation or information as Ivex (or its designee) reasonably shall request in connection with the determination of any other calculations described in this Agreement, the preparation or filing of any Tax Return or claim for Refund, or the conduct of any Proceeding. Such cooperation and information shall include, without limitation, (i) promptly forwarding copies of appropriate notices and forms or other communications (including, without limitation, information document requests, revenue agent reports and similar reports, notices of proposed adjustments and notices of deficiency) received from or sent to any Taxing Authority or any other administrative, judicial or governmental authority, (ii) upon reasonable notice, providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by taxing authorities, and such other records concerning the ownership and tax basis of property, or other relevant information that Packaging Dynamics or its affiliates may possess,
(iii) upon reasonable notice, providing of such additional information and explanations of documents and information provided under this Agreement (including statements, certificates and schedules delivered by either party) as shall be reasonably requested by Ivex (or its designee), (iv) upon reasonable notice, the providing of any document that may be necessary or reasonably helpful in connection with the filing of a Tax Return, a claim for a Refund, or in connection with any Proceeding, including such waivers, consents or powers of attorney as may be necessary for Ivex to exercise its rights under this Agreement, and (v) upon reasonable notice, using reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or reasonably helpful in connection with any of the foregoing. Upon reasonable notice, Packaging Dynamics shall make its, or shall cause its affiliates to make their, employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. Any information obtained under this Section 6.1(a) shall be kept confidential, except as otherwise


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reasonably may be necessary in connection with the filing of Tax Returns or claims for Refund or in conducting any Proceeding.

                       (b) Ivex, on behalf of itself and each member of the Ivex Consolidated Group (including Ivex), agrees to provide Packaging Dynamics (or its designee) with such cooperation or information as Packaging Dynamics (or its designee), at Packaging Dynamics' expense, reasonably shall request in connection with the determination of any other calculations described in this Agreement, the preparation or filing of any Tax Return or claim for Refund, or the conduct of any Proceeding. Such cooperation and information shall include, without limitation and upon reasonable notice, promptly forwarding copies of appropriate notices and forms or other communications (including, without limitation, information document requests, revenue agent's reports and similar reports, notices of proposed adjustments and notices of deficiency) received from or sent to any Taxing Authority or any other administrative, judicial or governmental authority, (ii) upon reasonable notice, providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by taxing authorities, and such other records concerning the ownership and tax basis of property, or other relevant information that Ivex or any member of the Ivex Consolidated Group may possess, (iii) upon reasonable notice, the provision of such additional information and explanations of documents and information provided under this Agreement (including statements, certificates and schedules delivered by either party) as shall be reasonably requested by Packaging Dynamics (or its designee), (iv) upon reasonable notice, the providing of any document that may be necessary or reasonably helpful in connection with the filing of a Tax Return, a claim for a Refund, or in connection with any Proceeding, including such waivers, consents or powers of attorney as may be necessary for Packaging Dynamics to exercise its rights under this Agreement, and (v) the use of Ivex's reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or reasonably helpful in connection with any of the foregoing. Upon reasonable notice, Ivex shall make, or shall cause each member of the Ivex Consolidated Group to make, its employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. Any information obtained under this Section 6.1(b) shall be kept confidential, except as otherwise reasonably may be necessary in connection with the filing of Tax Returns or claims for Refund or in conducting any Proceeding. Notwithstanding any other provision of this Agreement, neither Packaging Dynamics, nor any of its affiliates nor any other Person shall have any right to receive or obtain any information relating to income of Ivex or any of its affiliates other than information relating to items of income, gain, loss, deduction, or the Tax Liability of Packaging Dynamics.

                  Section 6.2 Retention of Records. Packaging Dynamics and Ivex agree to retain all Tax Returns, related schedules and workpapers, and all material records and other documents as required under Code Section 6001 and the Treasury Regulations promulgated thereunder (and any similar provision of state, local, or foreign Tax law) existing on the date hereof or created in respect of
(i) any taxable period that ends on or before or includes the Distribution Date or (ii) any taxable period that may be subject to a claim hereunder, until the later of (x) the expiration of the statute of limitations (including extensions) for the taxable periods to which such Tax Returns and other documents relate and
(y) the Final


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Determination of any payments that may be required in respect of such taxable periods under this Agreement. From and after the end of the period described in the preceding sentence of this Section 6.2, if Packaging Dynamics wishes to dispose of any such records and documents, then Packaging Dynamics shall provide written notice thereof to Ivex and shall provide Ivex the opportunity to take possession of any such records and documents within ninety (90) days after such notice is delivered; provided, however, that if Ivex does not, within such ninety (90) day period, confirm its intention to take possession of such records and documents, Packaging Dynamics may destroy or otherwise dispose of such records and documents. From and after the end of the period described in the preceding sentence of this Section 6.2, if Ivex wishes to dispose of any such records and documents, then Ivex shall provide written notice thereof to Packaging Dynamics and shall provide Packaging Dynamics the opportunity to take possession of any such records and documents within ninety (90) days after such notice is delivered; provided, however, that if Packaging Dynamics does not, within such ninety (90) day period, confirm its intention to take possession of such records and documents, Ivex may destroy or otherwise dispose of such records and documents.

                                  ARTICLE VII

                                    PAYMENTS

                  Section 7.1 Method of Payment. All payments required by this Agreement shall be made by (a) wire transfer to the appropriate bank account as may from time to time be designated by the parties for such purpose; provided that, on the date of such wire transfer, notice of the transfer is given to the recipient thereof in accordance with Section 8.4 hereof, or (b) any other method agreed to by the parties. All payments due under this Agreement shall be deemed to be paid when available funds are actually received by the payee.

                  Section 7.2 Interest. Any payment required by this Agreement that is not made on or before the date required hereunder shall bear interest, from and after such date through the date of payment, at the underpayment rate as in effect at such time under Section 6621 of the Code.

                  Section 7.3 Characterization of Payments. For all tax purposes, the parties hereto agree to treat, and to cause their respective affiliates to treat, (i) any payment required by this Agreement as a contribution by Ivex to Packaging Dynamics or distribution from Packaging Dynamics to Ivex, as the case may be, occurring immediately prior to the Distribution and (ii) any payment of interest or non-federal Taxes by or to a Taxing Authority, as taxable to or deductible by, as the case may be, the party entitled under this Agreement to receive such payment or required under this Agreement to make such payment, in either case except as otherwise mandated by applicable law. In the event it is determined as a result of a Final Determination that any treatment described under clause (i) or (ii) hereof is not permissible, the payment in question shall be adjusted to place the parties in the same after-tax position they would have enjoyed absent such Final Determination. Any payment required by this Agreement by Packaging Dynamics to Ivex shall be treated as Packaging


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

Dynamics' share of the Tax Liability of the Ivex Consolidated Returns, as determined in accordance with this Agreement and the Treasury Regulations under
Section 1502.

                  Section 7.4 Time of Indemnification Payment. To the extent an indemnification obligation arises, the Indemnifying Party shall, upon at least ten (10) days' prior notice, make payment pursuant to such indemnification obligation no later than five (5) days prior to the date the Indemnified Party makes a payment of taxes, interest, or penalties with respect to such Tax Liability, including a proposed adjustment of taxes or an assessment of tax deficiency asserted or made by any Taxing Authority that is premised in whole or part on such Tax Liability, or a payment made in settlement of an asserted tax deficiency.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                  Section 8.1 Entire Agreement. This Agreement, the Distribution Agreement, the PD Letter Agreement and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

                  Section 8.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules regarding conflicts of laws.

                  Section 8.3 Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in accordance with Section 7.01 of the Distribution Agreement.

                  Section 8.4 Amendment. This Agreement may be amended, modified or supplemented only by a written agreement signed by both of the parties hereto.

                  Section 8.5 Counterparts. This Agreement and the other documents referred to herein, may be executed via facsimile or otherwise in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                  Section 8.6 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Except as herein specifically provided to the contrary, neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, that either party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such party to which this Agreement relates. Notwithstanding the foregoing, Ivex may assign any of its rights or obligations under this Agreement to any


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

member of its consolidated group as determined under Section 1504 of the Code it shall designate or to any purchaser of Ivex; provided, however, that no such assignment shall relieve Ivex of any obligation to make a payment hereunder to Packaging Dynamics to the extent such designee fails to make such payment.

                  Section 8.7 Severability. The parties hereto have negotiated and prepared the terms of this Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend the Agreement, to the extent possible consistent with its purposes, to conform to law.

                  Section 8.8 Waiver of Breach. The waiver by either party hereto of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

                  Section 8.9 Amendment and Execution. This Agreement and amendments hereto shall be in writing and executed in multiple copies via facsimile or otherwise on behalf of Ivex and Packaging Dynamics by their respective duly authorized officers and representatives. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

                  Section 8.10 Authority. Each of the parties hereto represents to the other that (i) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (ii) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (iii) it has duly and validly executed and delivered this Agreement, and (iv) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

                  Section 8.11 Descriptive Headings. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

                  Section 8.12 Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

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

                  Section 8.13 Additional Assurances. Except as may be specifically provided herein to the contrary, the provisions of this Agreement shall be self- operative and shall not require further agreement by the parties; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonable, and as the requesting party may reasonably deem necessary, to effectuate this Agreement.

                  Section 8.14 Force Majeure. Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any other similar cause beyond the reasonable control of either party unless such delay or failure in performance is expressly addressed elsewhere in this Agreement.




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



                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.



IVEX PACKAGING CORPORATION                PACKAGING DYNAMICS CORPORATION

By: /s/ G. Douglas Patterson               By: /s/ Frank V. Tannura
    ------------------------                   -------------------------------
Name:                                     Name:
Title:                                    Title:






                    [SIGNATURE PAGE TO TAX SHARING AGREEMENT]


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